UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 24, 2012

Streamline Health Solutions, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-28132	31-1455414
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10200 Alliance Road, Suite 200, Cincinnati, OH		45242-4716
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (513) 794-7100

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.07 – Submission of Matters to a Vote of Security Holders

On May 24, 2012, Streamline Health Solutions, Inc. (the “Company”) held its Annual Meeting of Stockholders (the “Annual Meeting”). At the Annual Meeting, the stockholders voted on: (1) the election of the seven candidates nominated to serve as directors until the Company’s 2013 Annual Meeting of Stockholders; (2) the ratification of the Company’s selection of BDO USA, LLP as the Company’s auditors for the fiscal year ending January 31, 2013; and (3) a non-binding advisory vote to approve the compensation of the Company’s executive officers.

As to the seven candidates nominated to serve as directors of the Company until the Company’s 2013 Annual Meeting of Stockholders, the Company’s stockholders elected the following nominees as directors:

	Number of Votes
Director Nominee	For	Withheld
Michael K. Kaplan	3,796,636	37,088
Richard C. Levy, M.D.	3,529,105	304,619
Jay D. Miller	3,769,046	64,678
Jonathan R. Phillips	3,775,558	58,166
Andrew L. Turner	2,461,084	1,372,640
Edward J. VonderBrink	3,769,546	64,178
Robert E. Watson	3,795,136	38,588

There were 4,798,651 broker non-votes with respect to the election of each of the nominees.

As to the ratification of the Company’s selection of BDO USA, LLP to serve as the Company’s independent registered public accounting firm for the Company’s 2012 fiscal year, the Company’s stockholders ratified such selection by a vote of 8,520,180 shares FOR, 97,430 shares AGAINST, and 14,765 shares ABSTAINED.

As to the non-binding advisory vote to approve the compensation of the Company’s executive officers, the Company’s stockholders approved the compensation of the Company’s executive officers by a vote of 2,241,532 shares FOR, 236,267 shares AGAINST, and 1,355,925 shares ABSTAINED. There were 4,798,651 broker non-votes on this proposal.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1934, registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Streamline Health Solutions, Inc.
Date: May 25, 2012

	By:	/s/ Stephen H. Murdock
Stephen H. Murdock
Chief Financial Officer

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